Exhibit 2.2

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED “[***]” TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment No. 1
to
Asset Purchase Agreement

This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”) is made as of August 11, 2017, by and between AG Acquisition Corporation, a Delaware corporation (“Seller”), and Logitech Europe S.A., a company incorporated under the laws of Switzerland (“Buyer”).
WHEREAS, Buyer and Seller are parties to an Asset Purchase Agreement, dated July 10, 2017 (the “Asset Purchase Agreement”);
WHEREAS, pursuant to Section 12.9 of the Asset Purchase Agreement, the Asset Purchase Agreement may be amended at any time by execution of an instrument in writing signed on behalf of each of Buyer and Seller;
WHEREAS, Buyer and Seller desire to amend the Asset Purchase Agreement as set forth below; and
WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	Amendment of the Asset Purchase Agreement.

A.     Section 1.1(a) of the Asset Purchase Agreement shall be amended and restated in its entirety as follows:
“(a) all Inventory of the Business as of the Closing that is factory sealed (A-grade) inventory and any inventory designated for warranty purposes that is also categorized as A-grade (the “Business Inventory”);”

B.    Section 4.7(c) shall be amended and restated in its entirety as follows:

“(c)    As of June 28, 2017, the value of the Business Inventory (as determined consistent with accounting methods, standards, policies, practices, estimation methodologies, assumptions, and procedures stated in the consolidated financial statements of the Seller Group and the Unaudited Financial Statements) other than Business Inventory which is not forecasted to be sellable within the six (6) month period post-Closing or which has no forecast of commercial sales was [***]. As of June 28, 2017, the value of the Business Inventory which is not forecasted to be sellable within the six (6) month period post-Closing or which has no forecast of commercial sales was [***].”

C.    Section 10.4 of the Asset Purchase Agreement shall be amended and restated in its entirety as follows:
“Limitation on Indemnification.  Notwithstanding the foregoing (i) other than in respect of the Fundamental Representations or in respect of the representations and warranties set forth in Section 4.18(b) (Sufficiency) or in the case of Fraud or Intentional Misrepresentation, (A) Seller shall have no Liability under Section 10.2(a), and (B) Buyer shall have no Liability under Section 10.3(a), until in each case the aggregate of all Losses of the Indemnified Persons thereunder exceeds [***] (the “Deductible”), at which point the Indemnifying Person will be obligated to indemnify the Indemnified Persons against all Losses that exceed in the aggregate [***] without regard to the Deductible, (ii) other than in respect of the Fundamental Representations or in respect of the representations and warranties set forth in Section 4.18(b) (Sufficiency) or in the case of Fraud or Intentional Misrepresentation, the aggregate Liability for Seller under Section 10.2(a) for all Losses shall in no event exceed [***], (iii) except in the case of Fraud or Intentional Misrepresentation (A) the aggregate Liability for Seller under Section 10.2(a) (in respect of the Fundamental Representations or in respect of the representations and warranties set forth in Section 4.18(b) (Sufficiency)), 10.2(b) and 10.2(c) and (B) the aggregate Liability for Buyer under Sections 10.3(a) and 10.3(b), in each case for all Losses, shall in no event exceed [***], and (iv)(A) the aggregate Liability for Seller under Section 10.2(d) and (B) the aggregate Liability for Buyer under Sections 10.3(c), shall in each case be unlimited.”

D.    Schedule A-3 (Transferred Contracts) shall be amended to include the following Contracts:

[***]

E.    Schedule 1.7(a)(ii) (Assignable Shared Contracts to be assumed in part by Buyer), shall be amended to include the following Contract:

[***]

F.    Schedule 1.7(b) (Non-Assignable Shared Contracts to be assumed in part by Buyer), shall be amended to include the following Contract:

[***]

G.    Schedule A-3 (Transferred Contracts) and Schedule 9.2(c) (Required Consents), shall be amended to delete following Contracts:

[***]

H.    Schedule 1.7(b) (Non-assignable Contracts to be assumed in party by Buyer) shall be amended to delete following Contracts:

[***]

I.    Schedule 4.7(b) (Business Inventory), is hereby replaced in its entirety with the Schedule 4.7(b) attached hereto.

2.	Effect of Amendment. Except as expressly set forth in this Amendment, the terms and conditions of the Asset Purchase Agreement shall remain in full force and effect.

3.
Miscellaneous. The provisions of Article XIII of the Asset Purchase Agreement are incorporated by reference herein mutatis mutandis and this Amendment shall be governed by and construed in accordance with such provisions.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Amendment No. 1 to Asset Purchase Agreement on the date first above written.
AG Acquisition Corporation

By:     /s/ [***]
Name: [***]
Title: [***]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Amendment No. 1 to Asset Purchase Agreement on the date first above written.

Logitech Europe S.A.

By:     /s/ [***]
Name: [***]
Title: [***]

By:     /s/ [***]
Name: [***]
Title: [***]